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                                                                Exhibit 10.47



                               SEVERANCE AGREEMENT
                                (Mark Skaletsky)

     THIS SEVERANCE AGREEMENT (this "Agreement") is entered into as of July 27,
                                     ---------
2001, by and between Mark Skaletsky (the "Employee") and MICROCIDE
                                          --------
PHARMACEUTICALS, INC., a Delaware corporation (the "Company").
                                                    -------

     WHEREAS, the Employee has an employment agreement (the "Prior Agreement")
                                                             ----- ---------
with The Althexis Company, Inc., a Delaware corporation, pursuant to which he has certain rights and obligations thereunder; and

     WHEREAS, simultaneously with and contingent upon the termination of the Prior Agreement, this Agreement shall become effective.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Term of Agreement.
        -----------------

     This Agreement shall remain in effect from the date of the termination of the Prior Agreement until the earlier of:

          (a) The date when the Employee's employment with the Company terminates for any reason not described in Section 6; or

          (b) The date when the Company has met all of its obligations under this Agreement following a Termination Event, as defined in Section 6, below.

     2. Definition of Change in Control.
        -------------------------------

     For all purposes under this Agreement, "Change in Control" shall mean (i) a
                                             ------ -- -------
merger, reorganization or other transaction or series of related transactions (other than financings) following which the shareholders of the Company do not own a majority of the capital stock of the surviving corporation or (ii) the sale of all or substantially all of the assets of the Company.

     3. Definition of Good Reason.
        -------------------------

     For all purposes under this Agreement, "Good Reason" shall mean that the
                                             ---- ------
Employee:

          (a) Has been demoted or has incurred a material reduction in his authority or responsibility as an employee of the Company, including (without limitation) a reduction or elimination of his authority to approve expenditures or to hire, promote, demote or terminate subordinates;

          (b) Has incurred a reduction in his total compensation (including benefits) as an employee of the Company, other than pursuant to a Company-wide reduction of total compensation (including benefits) for employees of the Company generally; or


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          (c) Has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 50 miles or more.

     4. Definition of Cause.
        -------------------

     For all purposes under this Agreement, "Cause", shall mean:


          (a) A willful act by the Employee which constitutes misconduct or fraud and which is injurious to the Company; provided, however, that no
                                                  --------  -------
     act, or failure to act, by the Employee shall be considered "willful"
                                                                  -------
     unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest; or

          (b) Conviction of, or a plea of "guilty" or "no contest" to, a felony.
                                           ------      -- -------

     The Board of Directors of the Company shall have sole discretion with respect to whether any act or failure to act constitutes "Cause" for purposes of this Agreement.

     5. Definition of Continuation Period.
        ---------------------------------

     For all purposes under this Agreement, "Continuation Period" shall mean the
                                             ------------ ------
period commencing on the date when the termination of the Employee's employment under Section 6 is effective and ending on the earlier of:

          (a) The date twelve (12) months after the date when the employment termination was effective; or

          (b) The date of the Employee's death.

     6. Entitlement to Severance Pay and Benefits.
        -----------------------------------------

     The Employee shall be entitled to receive the severance pay described in
Section 7 (the "Severance Pay") and the benefits described in Section 8 from the
                --------- ---
Company if, and only if, one of the following events occurs (each a "Termination
                                                                     -----------
Event"):
-----

          (a) Within the first 12 month period after the occurrence of a Change in Control, the Employee voluntarily resigns his employment for Good Reason; or

          (b) Within the first 12 month period after the occurrence of a Change in Control, the Company terminates the Employee's employment for any reason other than Cause.


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     7. Amount of Severance Pay.
         -----------------------

     During the Continuation Period, the Company shall pay the Employee Severance Pay at an annual rate equal to the Employee's base compensation at the annual rate in effect on the date when the termination of his employment with the Company is effective. Such amount shall be paid pro-rata at periodic intervals in accordance with the Company's standard payroll procedures.

     8. Other Benefits.
        --------------

          (a) Stock Options and Restricted Stock. All unvested stock options and
              ----------------------------------
     shares of restricted stock granted to Employee by the Company shall vest immediately upon the occurrence of a Termination Event. The post-termination exercise grace period under the Employee's stock options shall commence at the end of the Continuation Period. The Employee represents that he has consulted or will consult a tax adviser regarding the impact of this Subsection (a) on the tax treatment of incentive stock options and shares of restricted stock.

          (b) Group Insurance. At the commencement of the Continuation Period,
              ---------------
     the Employee (and, where applicable, his dependents) shall be entitled to convert his key employee long-term disability policy and group life insurance policy into individual policies pursuant to the terms of such policies. Should the Employee elect to convert either or both of such policies, the Company will pay the premiums for such policy or policies during the Continuation Period. At the commencement of the Continuation Period, the Employee shall be eligible to continue his group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, and the Company will pay the premiums for such coverage during the Continuation Period. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the premium payments by the Company under this Subsection (b) shall terminate immediately.

          (c) Outplacement Services. Upon the occurrence of a Termination Event,
              ---------------------
     the Employee shall be entitled to reasonable outplacement services at the Company's expense. Such services shall be provided by a firm selected by the Employee from a list compiled by the Company and shall be limited to a period of six consecutive months.

     9. Limitation on Payments.
        ----------------------

          (a) Basic Rule. Any other provision of this Agreement notwithstanding,
              ----------
     the Company shall not be required to make any payment or property transfer to, or for the benefit of, the Employee (under this Agreement or otherwise) that would be nondeductible by the Company by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or that would
                                                     ----
     subject the Employee to the excise tax described in Section 4999 of the Code. All calculations required by this Section 9 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the
                             --------
     Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

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               (b) Reductions. If the amount of the aggregate payments or
                   ----------
          property transfers to the Employee must be reduced under this Section 9, then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of sections 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "Overpayment") or that an
                                                      -----------
          additional payment that will not have been made by the Company could have been made (an "Underpayment"). In the event that the Auditors,
                              ------------
          based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be
                                  --------  -------
          payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is nondeductible under section 280G of the Code or is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

     10.  Non-Solicitation.
          ----------------

     After the occurrence of a Termination Event, the Employee agrees that for a period of two years from the date of the Termination Event (the
"Non-Solicitation Term") he will not directly or indirectly solicit for
 ---------------- ----
employment any employee of the Company who was employed by the Company at the time of the occurrence of the Termination Event and remains in the employment of the Company during the Non-Solicitation Term.

     11. Successors.
         ----------

               (a) Company's Successors. The Company shall require any successor
                   --------------------
          (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business
                -------
          and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

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                                      -5-


               (b) Employee's Successors. This Agreement and all rights of the
                   ----------------------
          Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          12.  Miscellaneous Provisions.
               ------------------------

               (a) Notice. Notices and all other communications contemplated by
                   ------
          this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

               (b) Waiver. No provision of this Agreement shall be modified,
                   ------
          waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. No agreements, representations or
                   ---------------
          understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

               (d) No Setoff; Withholding Taxes. There shall be no right of
                   ----------------------------
          setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Employee under this Agreement. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

               (e) Choice of Law. The validity, interpretation, construction and
                   -------------
          performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

               (f) Severability. The invalidity or unenforceability of any
                   ------------
          provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (g) Potential Pooling Transactions. In the event the Board
                   --------------------------------
          determines that the acceleration of options pursuant to Sections 8(a) above would preclude accounting for a proposed business transaction involving a Change in Control as a "Pooling of Interests," but the Board otherwise desires to approve and account for such transaction as a "Pooling of Interests," the acceleration of options described in Sections 8(a) above shall be null and void, and the Company shall enter into a consulting agreement with the employee covering services and compensation to be determined by the parties at that time. Such agreement shall be for a period of three years and shall not be subject to earlier termination unless by mutual consent of the parties.




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               (h) Arbitration. Except as otherwise provided in Section 9, any
                   -----------
          dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (i) No Assignment of Benefits. The rights of any person to
                   -------------------------
          payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment, or other creditor's process, and any action in violation of this Subsection (i) shall be void.

               (j) Employment Taxes. All payments made pursuant to this
                   -----------------
          Agreement will be subject to withholding of applicable income and employment taxes.

               (k) Counterparts. This Agreement may be executed in counterparts,
                   ------------
          each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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                                 Microcide Pharmaceuticals, Inc.

                                 By:    /s/ James E. Rurka
                                    -------------------------------------------
                                    Name: James E. Rurka

                                    Title: President and Chief Executive Officer




                                        /s/ Mark Skaletsky
                                    --------------------------------------------
                                            Mark Skaletsky